Exhibit 10.1

AMENDMENT NO. 1

This Amendment No. 1 (“Amendment”), made this the 29th day of December, 2011 (“Effective Date”), by and between PPD Development, LP, a Texas limited partnership with offices located at 929 North Front Street, Wilmington, NC 28401 (“PPD”) and VirtualScopics, Inc., with an address of 500 Linden Oaks, Second Floor, Rochester, New York 14625 (“VS”), shall be an amendment to the Strategic Alliance Agreement dated October 22, 2010 (“Agreement”). Capitalized terms used but undefined herein shall have the meaning ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, PPD and VS have entered into the Agreement which by its terms may be amended upon the mutual consent of the parties thereto;

WHEREAS, PPD and VS hereby mutually consent to amend the terms of the Agreement in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, for the valuable consideration contained herein, and intending to be legally bound, the parties agree as follows:

1. The first paragraph of Section 3 of the Agreement shall be deleted in its entirety and replaced with the following:

“Preferred Services” shall be defined as those imaging services included within the service offerings of VS at the time of final execution of this Agreement which are specifically provided by VS in the therapeutic areas of hematology; oncology; general medicine; central nervous system (CNS) and cardiovascular, metabolic, critical care (CV/MET & CC) (“Designated Therapeutic Areas”) to the extent such imaging services are subject to the commitments of VS set forth in this Section 3 (the “Commitments”). “PPD Services” shall be defined as clinical research organization services regarding the management of clinical trials for the development of pharmaceuticals, chemicals, biotechnology, medical devices and other products through clinical testing. Preferred Services and PPD Services shall be subject to all of the rights and obligations otherwise set forth in this Agreement. Nothing contained herein shall be construed to limit the provision of non-Preferred Services hereunder, however, such non-Preferred Services shall not be subject to the Commitments set forth in this Section 3.

2. Section 3, subsection a. (iii) A. shall be deleted in its entirety and replaced with the following:

However, nothing contained herein shall be construed to impose upon PPD an obligation to offer the Joint Solution or to use VS for Preferred Services where: (1) Sponsor is not in agreement, (2) VS’s pricing is not competitive, (3) there have been advances in technology not offered by VS, or (4) specific to the CNS therapeutic area, VS does not offer direct or similar experience or expertise on the level of study indication and/or particular imaging modality.

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3. The second paragraph of Section 3, subsection a. (vi) shall be deleted in its entirety and replaced with the following:

The Steering Committee shall be comprised of an equal number of representatives from each party. PPD’s Steering Committee representatives shall be comprised of: Director, Finance; Therapeutic Head (for each Designated Therapeutic Area); Relationship Manager; Executive Director, Business Development; Executive Director, Information Technology; Medical Director, Global Drug Development. VS’s Steering Committee representatives shall be comprised of: Chief Financial Officer; Chief Executive Officer/President; Director of Operations and Director of Project Management. Each party shall provide prior written notice to the other party of any desired change in Steering Committee representatives. Each party’s Steering Committee representatives shall hold a position of sufficient level within its respective company to be able to obtain timely resolution of disputes submitted to the Steering Committee.

4. Upon execution, this Amendment shall be made a part of the Agreement and shall be incorporated by reference therein. Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the terms of this Amendment shall govern and control.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto by their duly authorized officers as of the Effective Date.

PPD Development, LP	VirtualScopics, Inc.
By: PPD GP, LLC
Its General Partner

By: s/o William J. Sharbaugh	By: s/o Molly Henderson

Name: William J. Sharbaugh	Name: Molly Henderson

Title: Chief Operating Officer	Title: Chief Business & Financial Officer

Date: January 24, 2012	Date: January 6, 2012

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